Exhibit 99.2

Press Release

Interactive Data Announces New Executive Responsibilities

Mark Hepsworth to Oversee Interactive Data’s

Pricing and Reference Data, and Real-Time Services Businesses as President

Bedford, Mass., September 20, 2007 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related services, today announced a series of new executive responsibilities that are designed to align the Company’s two largest institutionally-oriented businesses under a single management structure from a business and product strategy, sales management and operational perspective.

Stuart Clark, president and chief executive officer of Interactive Data Corporation, stated, “During this past year, we have made tangible progress toward operating more as ‘one company’ through initiatives such as our cross-company product development activities, the centralized management of key global accounts, and the brand and market awareness initiative. By unifying the executive leadership of our largest businesses, we start a process that will allow us to present our business more effectively to the marketplace and prioritize our efforts such that we are able to move faster in addressing client needs.”

Mark Hepsworth Named President of Interactive Data Pricing and Reference Data

In addition to his current role as president of Interactive Data Real-Time Services, Inc., Mark Hepsworth, 48, has also been named president of Interactive Data Pricing and Reference Data, Inc. In this position, Hepsworth will focus on leading the business strategy, product development and general business management across Interactive Data’s two largest institutionally-oriented businesses that span four core product areas: evaluated pricing, reference data, real-time services and managed solutions. Hepsworth will work closely with Ray D’Arcy, president of sales and marketing, and John King, chief operating officer, to generate sustained revenue and profit growth for these two businesses.

Since becoming president of Interactive Data Real-Time Services in October 2005, Hepsworth has successfully directed the global expansion of its real-time datafeed services business as well as overseen the integration and growth of the Interactive Data Managed Solutions business (formerly IS.Teledata AG). His experience includes a decade as Managing Director for Interactive Data Real-Time Services (formerly known as ComStock) in Europe. He will remain based in White Plains, New York.

Hepsworth commented, “Interactive Data has become a trusted partner to the world’s foremost financial institutions by providing a valuable range of high-quality market data, analytics and other services. By more effectively aligning our resources and working collaboratively with our customers, Interactive Data can provide a broader range of enterprise-wide products and services to the institutional marketplace at a time of considerable change within our industry.”

In addition, the Company also announced broader responsibilities for two long-time Interactive Data senior executives.

Ray D’Arcy Expands Responsibilities

Under the direction of Ray D’Arcy, 55, president of sales and marketing for Interactive Data Corporation, the previously separate Pricing and Reference Data and Real-Time Services sales, client relationship management and client service organizations will be unified. In this capacity, D’Arcy will continue to integrate Interactive Data’s institutional client facing teams across the company’s expanded array of products and services.

Roger Sargeant to Lead International Business Development Efforts

Roger Sargeant, 41, currently managing director of Interactive Data (Europe), will now be responsible for leading the Company’s international business development strategy and for coordinating related activities in Europe, the Middle East and Asia-Pacific. The Company believes that this leadership role will allow it to be more flexible and deploy greater scale to the development of its international business.

The rest of the Company’s senior management team remains intact with no change in the organizational or financial reporting structures. Hepsworth, D’Arcy and Sargeant report to Stuart Clark, president and chief executive officer of Interactive Data Corporation, and each of the new roles outlined above are effective immediately. Detailed biographies of each executive can be found on the Interactive Data website, located at http://www.interactivedata.com/overview/smt_index.htm.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans including product and service developments, future financial conditions, results or projections or current expectations including the Company’s belief that the actions announced today will generate sustained revenue and profit growth into the future, build closer relationships with our institutional clients, reinforce the Interactive Data brand, more quickly and efficiently address client needs, enable the Company to better design, develop and deliver services, and extend the Company’s global leadership position in its core markets. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of our executive team to grow the Company, the success of the Interactive Data brand and the Company’s ability to grow its leadership position in its core markets; (ii) the ability to attract and retail key personnel; and (iii) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related services to financial institutions, active traders and individual investors. The Company’s businesses supply time-sensitive pricing, evaluations and reference data for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Through its businesses, Interactive Data Pricing and Reference Data, Interactive Data Real-Time Services, Interactive Data Fixed Income Analytics, and eSignal, the Company has approximately 2,200 employees in offices located throughout North America, Europe, Asia and Australia. The Company is headquartered in Bedford, Mass. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

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COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	John Coffey
Director of Investor Relations	Director, Corporate and Marketing Communications
781-687-8306	781-687-8148
andrew.kramer@interactivedata.com	john.coffey@interactivedata.com